Exhibit 99.1

REVOCABLE PROXY

1ST INDEPENDENCE FINANCIAL GROUP, INC.

This Proxy is solicited on behalf of the Board of Directors of 1st Independence Financial Group, Inc. for the Special Meeting of Shareholders of 1st Independence Financial Group, Inc. to be held on                       , 2008.

The undersigned hereby appoints N. William White and Matthew C. Chalfant, and each of them, with the full power of substitution in each of them, to act as attorneys and proxies for the undersigned, in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of 1st Independence Financial Group, Inc. (“1st Independence”) to be held on                  , 2008, at                [p].m., Eastern Daylight Time, or at any adjournments or postponements thereof (the “Meeting”), all shares of common stock of 1st Independence that the undersigned would be entitled to vote at the Meeting if personally present, upon the following matters which are proposed by 1st Independence Financial Group, Inc.:

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

Merger Proposal. To approve the Agreement and Plan of Merger dated February 26, 2008 (the “Merger Agreement”), by and among MainSource Financial Group, Inc. (“MainSource”), 1st Independence and 1st Independence Bank, Inc. (“1st Bank”), and the merger of 1st Independence with and into MainSource provided therein.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Adjournment Proposal. To approve the adjournment or postponement of the Special Meeting to permit further solicitation of proxies on the Merger Proposal, if necessary.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Other Matters. To vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR Proposals 1 and 2.  In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter that may properly come before the Meeting.

(continued and to be signed on the reverse side)

If the undersigned is present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of 1st Independence at the Meeting of such person’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of 1st Independence of his or her decision to terminate this proxy prior to the Meeting.

The undersigned acknowledges receipt from 1st Independence prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus, each dated                  , 2008.

Dated:	, 2008	☐ Please mark here if you plan to attend the Meeting

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If the stockholder is a corporation or other entity, execute in full corporate or entity name by authorized signer.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.